Exhibit 99.1

PRESS RELEASE

DOLLAR TREE TO PRESENT AT BEAR STEARNS 11TH ANNUAL RETAIL, RESTAURANTS

& APPAREL CONFERENCE

CHESAPEAKE, Va. – March 3, 2005 – Dollar Tree Stores, Inc. (NASDAQ: DLTR), the nation’s leading operator of single-price point dollar stores, will participate in the Bear Stearns 11th Annual Retail, Restaurants & Apparel Conference being held on March 8 – 10, 2005, at the Bear Stearns Corporate Headquarters in New York City. Dollar Tree’s presentation is scheduled for Wednesday, March 9, at approximately 9:00 am EST. CFO Kent Kleeberger will discuss Dollar Tree’s business and growth plans. A live audio-only web cast of the Company’s presentation at the Bear Stearns conference will be available on Dollar Tree’s web site, www.DollarTree.com. A replay will be available within 24 hours of the presentation and can be accessed at the same location. This replay will be available until midnight Monday, March 14, 2005.

CONTACT:	Dollar Tree Stores, Inc., Chesapeake
Kent Kleeberger, 757-321-5000
www.DollarTree.com